SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): July 21, 2007


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


               0-28074                                   04-3130648
      (Commission File Number)              (I.R.S. Employer Identification No.)


           25 First Street
            Cambridge, MA                                  02141
(Address of Principal Executive Offices)                 (Zip Code)



                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2007, the Board of Directors of Sapient Corporation (the "Company") finalized the terms of an Employment Agreement (the "Agreement") with its President and Chief Executive Officer, Alan J. Herrick. Mr. Herrick joined the Company in March 1995 and was appointed as Vice President in December 1996, as Executive Vice President in June 2002, and as President and CEO, his current position, on October 16, 2006.

Under the terms of the Agreement, the Company will employ Mr. Herrick for an initial three-year term, which commenced on November 1, 2006, and which will automatically renew for successive terms of one year each, unless either the Company or Mr. Herrick provides written notice that the Agreement shall not be renewed at least 60 days prior to the expiration of the term. Mr. Herrick will receive an annual base salary of $475,000, retroactive to the commencement of the term. Mr. Herrick will also receive a grant of 150,000 restricted stock units ("RSUs") of the Company's common stock on the first NASDAQ trading date of August 2007. Provided Mr. Herrick remains the President and CEO, he will receive an additional 150,000 RSUs on the first NASDAQ trading date in February in each of 2008 and 2009. Mr. Herrick's RSUs will vest 33 1/3 percent annually on January 1 of each of the first three years following the year in which the grant is made, so long as Mr. Herrick is still employed as President and CEO on that date.

Mr. Herrick will be eligible for an annual bonus with a minimum target amount of $425,000. The Compensation Committee will establish the target each year, and the amount paid to Mr. Herrick for that year will be based upon objective performance metrics.

The Agreement also provides Mr. Herrick with severance benefits if he is terminated by the Company for a reason other than for cause, because of a disability, or on account of his death, or if Mr. Herrick terminates his employment with good reason. In each of these situations, Mr. Herrick would be entitled to receive a lump-sum payment equal to 100% of his base salary and target bonus amounts and acceleration of a pro rata portion of his issued equity awards.

Mr. Herrick is also entitled to receive change in control benefits if he is terminated within two years following a change in control of the Company for a reason other than for cause or by him for good reason. In either instance, Mr. Herrick would be entitled to receive a lump-sum payment equal to 150% of his base salary and target bonus amounts, the acceleration of all issued equity awards, and a 24-month continuation of certain benefits.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 26, 2007                                 SAPIENT CORPORATION
                                                         (Registrant)



                                                     By:   /s/ Kyle A. Bettigole
                                                         -----------------------
                                                           Assistant Secretary